                                                                      Exhibit 24

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint SUSAN SCHMIDT BIES, JAMES F. KEEN, and CLYDE A. BILLINGS, JR., jointly and each of them severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to execute and sign the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, by First Tennessee National Corporation ("Corporation") relating to the issuance of its Common Stock, par value $2.50 per share, pursuant to the Agreement and Plan of Merger dated as of November 10, 1993, by and among the Corporation, First Tennessee Investment Management, Inc. and Highland Capital Management Corp. and, further, to execute and sign any and all pre-effective and post-effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorney-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Signature                                  Title                                  Date
            ---------                                  -----                                  ----
 /s/ Ronald Terry                  Chairman of the Board and Chief Executive       January 18, 1994
                                   Officer (principal executive officer)

 /s/ Susan Schmidt Bies            Executive Vice President and Chief financial    January 18, 1994
                                   Officer (principal financial officer)

 /s/ James F. Keen                 Senior Vice President and Controller            January 18, 1994
                                   (principal accounting officer)

 /s/ John Hull Dobbs               Director                                        January 18, 1994

 /s/ Ralph Horn                    Director                                        January 18, 1994

 /s/ J. R. Hyde, III               Director                                        January 18, 1994

 /s/ Joseph Orgill, III            Director                                        January 18, 1994

 /s/ Cameron E. Perry              Director                                        January 18, 1994

 /s/ Richard E. Ray                Director                                        January 18, 1994

 /s/ Michael D. Rose               Director                                        January 18, 1994

 /s/ William B. Sansom             Director                                        January 18, 1994

 /s/ Gordon P. Street, Jr.         Director                                        January 18, 1994

 /s/ Norfleet R. Turner            Director                                        January 18, 1994